EXHIBIT (a)(10)

AMENDMENT NO. 9 TO
AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
OF AMERICAN CENTURY INVESTMENT TRUST

THIS AMENDMENT NO. 9 TO AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST is made as of the 11th day of March, 2009, by the Trustees hereunder.

WHEREAS, the Board of Trustees has determined that it is in the best interests of American Century Investment Trust (the “Trust”) to liquidate and terminate all classes of the High-Yield Bond Fund and all classes of the Select Bond Fund (collectively, the “Funds”); and

WHEREAS, on December 18, 2008 at a meeting of the Board of Trustees, the Trust adopted a plan of liquidation as the method of liquidating and terminating the Funds.

NOW, THEREFORE, BE IT RESOLVED, that Schedule A of the Amended and Restated Agreement and Declaration of Trust for the Trust is hereby amended to reflect such action by deleting the text thereof in its entirety and inserting in lieu therefore the Schedule A attached hereto.

IN WITNESS WHEREOF, the Trustees do hereto set their hands as of the date first referenced above.

Trustees of the American Century Investment Trust

/s/ Jonathan S. Thomas	/s/ Peter F. Pervere
Jonathan S. Thomas	Peter F. Pervere

/s/ John Freidenrich	/s/ Myron S. Scholes
John Freidenrich	Myron S. Scholes

/s/ Ronald J. Gilson	/s/ John B. Shoven
Ronald J. Gilson	John B. Shoven

/s/ Frederick L.A. Grauer	/s/ Jeanne D. Wohlers
Frederick L.A. Grauer	Jeanne D. Wohlers

SCHEDULE A

American Century Investment Trust

Pursuant to Article III, Section 6, the Trustees hereby establish and designate the following Series as Series of the Trust (and the Classes thereof) with the relative rights and preferences as described in Section 6:

Series                                                                                        Class                                 Date of Establishment
Prime Money Market Fund                                                 Investor                                         06/13/1993
A Class                                           06/01/1998
B Class                                           05/08/2002
C Class                                           05/01/2001

Diversified Bond Fund                                                        Investor                                          08/01/2001
Institutional                                    08/01/2001
A Class                                           08/01/2001
B Class                                           05/08/2002
C Class                                           05/08/2002
R Class                                           06/30/2005

Premium Money Market Fund                                           Investor                                         08/01/2001

High-Yield Fund                                                                   Investor                                         05/08/2002
Institutional                                   06/14/2004
A Class                                           05/08/2002
B Class                                           05/08/2002
C Class                                           05/08/2002
R Class                                           06/30/2005

Inflation Protection Bond Fund                                         Investor                                         05/01/2005
Institutional                                   05/01/2005
A Class                                           05/01/2005
B Class                                           05/01/2005
C Class                                           05/01/2005
R Class                                           05/01/2005

NT Diversified Bond Fund                                                 Institutional                                   05/01/2006

Core Plus Fund                                                                     Investor                                         11/29/2006
Institutional                                   11/29/2006
A Class                                           11/29/2006
B Class                                           11/29/2006
C Class                                           11/29/2006
R Class                                           11/29/2006

Short Duration Fund                                                            Investor                                         11/29/2006
Institutional                                   11/29/2006
A Class                                           11/29/2006
B Class                                           11/29/2006
C Class                                           11/29/2006
R Class                                           11/29/2006

This Schedule A shall supersede any previously adopted Schedule A to the Declaration of Trust.

A-1